UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2017

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 19, 2017, Provectus Biopharmaceuticals, Inc. (the “Company”) entered into an exclusive Definitive Financing Commitment Term Sheet with a group of the Company’s stockholders (the “PRH Group”), which was amended and restated effective as of March 19, 2017 (the “Term Sheet”), which sets forth the terms on which the PRH Group will provide equity financing to the Company. The PRH Group is comprised of Edward Pershing (exclusively in an advisory capacity only), Dominic Rodrigues, Bruce Horowitz, and additional members as the PRH Group may determine in their sole discretion. The PRH Group specifically disclaims that it is a “group” as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended.

The Financing

Subject to the terms and conditions of the Term Sheet, the PRH Group will use its best efforts to arrange for a financing of a minimum of $10,000,000 and maximum of $20,000,000 (the “Financing”), which amounts will be provided in several tranches. The proceeds from the Financing are to be used to fund the completion of the Company’s clinical development program as currently constituted and envisioned and to fund the Company’s general and administrative expenses, subject to the approval of the PRH Group.

Structure of the Financing

The Financing will be in the form of a secured convertible loan (the “Loan”) from the PRH Group, Eric Wachter, and from other investors (collectively, the “Investors”). The Loan will be evidenced by secured convertible promissory notes (each, a “Note”) from the Company to the Investors. In addition to the customary provisions, the Note shall contain the following provisions:

(i)    It will be secured by a first priority security interest on the Company’s intellectual property (the “IP”);

(ii)    The Loan will bear interest at the rate of eight percent (8%) per annum on the outstanding principal amount of the Loan that has been funded to the Company;

(iii)    The Loan proceeds will be held in one or more accounts (the “Escrow”) pending the funding of the tranches of the Financing pursuant to borrowing requests made by the Company;

(iv)     In the event there is a change of control of the Company’s board of directors (“Board”) as proposed by any person or group other than the Investors, the term of the Note will be accelerated and all amounts due under the Note will be immediately due and payable, plus interest at the rate of eight percent (8%) per annum, plus a penalty in the amount equal to ten times (10x) the outstanding principal amount of the Loan that has been funded to the Company;

(v)    The outstanding principal amount and interest payable under the Loan will be convertible at the sole discretion of the Investors into shares of the Company’s Series D Preferred Stock, a new series of preferred stock to be designated by the Board, at a price per share equal to $0.2862; and

(vi)    Notwithstanding (v) above, the principal amount of the Note and the interest payable under the Loan will automatically convert into shares of the Company’s Series D Preferred Stock at a price per share equal to $0.2862 effective on the 18 month anniversary of the funding of the final tranche of the Financing subject to certain exceptions.

Upon conversion of the Loan, the Investors shall release their first lien on the IP.

First Tranche of Financing

The first tranche of the Financing to be arranged by the PRH Group shall be $2,500,000 (the “First Tranche”). As conditions precedent to the funding of the First Tranche, among other things, (i) Alfred E. Smith, IV, Timothy C. Scott and Kelly M. McMasters, MD, will resign from the Board, (ii) Dominic Rodrigues, Bruce Horowitz and a third candidate nominated by the PRH Group will all be approved and appointed to the Board, (iii) Dominic Rodrigues will be appointed as Chairman of the Board and (iv) the parties shall execute the Notes and related loan documents. The PRH Group shall use its best efforts to have the First Tranche available for funding into Escrow within thirty (30) days from the date of the execution of the Note and related loan documents. Upon the PRH Group’s funding of the First Tranche into Escrow, Eric Wachter will immediately fund the balance of his $2,500,000 loan to the Company and convert his entire financing thereof into a secured convertible promissory note that has the same terms and conditions as the Note issued to the other Investors.

Second and Subsequent Tranches

The PRH Group shall use its best efforts to arrange the Second Tranche of Financing in the amount of $5,000,000 on or before June 30, 2017 (the “Second Tranche”). Simultaneously with the Investors securing the Second Tranche, (i) Jan Koe and Eric Wachter shall resign from the Board as soon as practicable but no later than twelve (12) months from the closing of the First Tranche, (ii) Edward Pershing and a second candidate nominated by the PRH Group shall be approved and appointed to the Board and (iii) Edward Pershing, or his stead, shall be appointed as Chairman of the Board of Directors and Dominic Rodrigues shall be appointed as Vice-Chairman of the Board. The funding of the Second Tranche and subsequent tranches shall be subject to the following conditions:

(i)     the election of the Company’s slate of directors to the Board at the Company’s 2017 annual meeting of stockholders; and

(ii)    the PRH Group’s receipt of satisfactory evidence that the lien on the IP in favor of the PRH Group has been properly recorded.

Rights and Preferences of the Series D Convertible Preferred Stock

The Series D Preferred Stock shall have a first priority right to receive proceeds from the sale, liquidation or dissolution of the Company or any of the Company’s assets (each, a “Company Event”).

If a Company Event occurs within two (2) years of the date of issuance of the Series D Preferred Stock (the “Date of Issuance”), the holders of Series D Preferred Stock shall receive a preference of four times (4x) their respective investment amount. If a Company Event occurs after the second (2nd) anniversary of the Date of Issuance, the holders of the Series D Preferred Stock shall receive a preference of six times (6x) their respective investment amount.

The Series D Preferred Stock shall be convertible at the option of the holders thereof into shares of the Company’s common stock based on a formula to achieve a one-for-one conversion ratio. The Series D Preferred Stock shall automatically convert into shares of Common Stock upon the fifth (5th) anniversary of the Date of Issuance.

On an as-converted basis, the Series D Preferred Stock shall carry the right to one (1) vote per share. The Series D Preferred Stock shall not have any dividend preference but shall be entitled to receive, on a pari passu basis, dividends, if any, that are declared and paid on any other class of the Company’s capital stock. The holders of Series D Preferred Stock shall not have anti-dilution protection.

The foregoing summary of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet that will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2017.

Item 7.01.	Regulation FD Disclosure.

On March 23, 2017, the Company issued a press release (the “Press Release”) announcing the disclosure of the terms and conditions of the Term Sheet. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
Description

99.1	Press Release, dated March 23, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2017

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Timothy C. Scott
Timothy C. Scott, Ph.D.
President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated March 23, 2017